Exhibit 5.1
December 17, 2009
Board of Directors
Arcadia Resources, Inc.
9229 Delegates Row, Suite 260
Indianapolis, Indiana 46240
     Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to Arcadia Resources, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 10,000,000 shares of the Company’s authorized but unissued common stock, par value $0.001 per share (the “Shares”), which may be issued under the Arcadia Resources, Inc. 2006 Equity Incentive Plan, as amended (the “Plan”). Unless otherwise defined herein, capitalized terms used shall have the meaning assigned to them in the Registration Statement.
     In connection therewith, we have investigated those questions of law as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals, or copies certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for purposes of this opinion, including:
1. The Registration Statement, in the form in which it was signed by the Company on the date hereof and will be filed with the Commission under the Securities Act;
2. A copy of the Amended and Restated Articles of Incorporation of the Company, together with all amendments thereto;
3. A copy of the Amended and Restated Bylaws of the Company, as amended to date;
4. Resolutions relating to the approval of the Plan adopted by the Company’s Board of Directors on January 27, 2009, and the Company’s stockholders on October 14, 2009 (the “Resolutions”); and
5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.
     We have also relied, without investigation as to the accuracy thereof, on other certificates of and oral and written communications from public officials and officers of the Company.

     For purposes of this opinion, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; (iii) that the Resolutions will not be amended, altered or superseded prior to the issuance of the Shares; and (iv) that no changes will occur in the applicable law or the pertinent facts prior to the issuance of the Shares.
     Based upon the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares if and when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Ice Miller LLP